   As filed with the Securities and Exchange Commission on February 28, 1995
                          Registration No. 33-_______

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    FORM S-8
                            REGISTRATION  STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         SOUTHERN NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

        North Carolina                                    56-0939887
   (State of Incorporation)                    (IRS Employer Identification No.)


          500 North Chestnut Street, Lumberton, North Carolina  28358
                    (Address of principal executive offices)

                  SAVINGS AND THRIFT PLAN FOR THE EMPLOYEES OF
                        BRANCH BANKING AND TRUST COMPANY
                            (Full title of the Plan)


         Jerone C. Herring                                      Copies to:
      200 West Second Street
Winston-Salem, North Carolina 27101                         David M. Carter
          (910) 773-7391                                    Hunton & Williams
(Name, address, and telephone number                      951 East Byrd Street
 of agent for service)                                  Richmond, Virginia 23219

                      CALCULATION  OF REGISTRATION  FEE

- ------------------------------------------------------------------------------------------------------

Title of Securities           Amount           Proposed Maximum    Proposed Maximum     Amount of
to be                         to be            Offering Price      Aggregate Offering   Registration
Registered                    Registered (1)   Per Share (2)       Price (2)            Fee

- ------------------------------------------------------------------------------------------------------
Common Stock                    3,000,000        $ 22.00             $ 66,000,000         $ 22,759
($5.00 par value                 shares
per share)
- ------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required under the Plan in the event of a stock dividend, split-up of shares, recapitalization, or other similar change in the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, upon the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 21, 1995.

                                 Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      This Registration Statement relates to the registration of 3,000,000 shares of the Common Stock, $5.00 par value per share, of Southern National Corporation (the "Registrant") reserved for issuance and delivery under the Savings and Thrift Plan for the Employees of Branch Banking and Trust Company (the "Plan"). In addition, this Registration Statement also relates to the registration of an indeterminable amount of interests to be offered or sold pursuant to the Plan. Documents containing the information specified in Part I of Form S-8 will be sent or given to employees under the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information.

      See response to Item 1 above.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, the consolidated financial statements and certain other information therein having been superseded by the consolidated financial statements and certain other information for the year ended December 31, 1993, that are included in the Registrant's Current Report on Form 8-K, dated September 26, 1994, to reflect the Registrant's acquisition of Regency Bancshares Inc. ("Regency"), The First Savings Bank, FSB ("FSB"), and Home Federal Savings Bank ("Home"); (ii) the Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994, and September 30, 1994; (iii) the description of the Common Stock in the Registrant's registration statement filed under the Exchange Act with respect to the Common Stock, including all amendments and reports filed with the purpose of updating such description; (iv) the Registrant's Current Reports on Form 8-K dated January 28, 1994 (as amended on April 15, 1994, and June 6, 1994), August 8, 1994, September 26, 1994, November 14, 1994, and
February 24, 1995 including consolidated financial statements for BB&T
Financial Corporation ("BB&T Financial") and pro forma condensed financial information relating to the Registrant's proposed merger with BB&T Financial; and (v) BB&T Financial's Form 11-K for the Plan for the year ended December 31, 1993.

     All other reports filed by the Corporation with the Commission pursuant to
Section 13(a) and 13(c) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of shares of the Registrant's Common Stock pursuant to the Plan, any definitive proxy or information statement filed pursuant to Section 14 of the Exchange Act in connection with any subsequent meetings of shareholders and any reports filed pursuant to Section 15 of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities.

      The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Directors and officers of the Registrant are entitled to indemnification as expressly permitted by the provisions of the North Carolina Business Corporation Act and the Registrant's ByLaws. The Registrant has purchased a liability insurance policy for its directors and certain of its officers which, subject to limitations set forth in the insurance policy, indemnifies them for certain liabilities which they, or any one of them, may incur in connection with the performance of duties in their official capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

      Exhibit No.  Description
      -----------  -----------
          3.1      Amended and Restated Articles of Incorporation (filed as
                   Exhibit 4(a) to SNC's Registration Statement on Form S-3
                   filed on June 9, 1993 (Registration Statement No. 33-64176)
                   and incorporated herein by reference)
          3.2      Bylaws (filed as Exhibit 3.2 to the Corporation's
                   Registration Statement on Form S-4 filed on June 20, 1989
                   (Registration Statement No. 33-20586) and incorporated herein by reference)
          4.3      Savings and Thrift Plan for the Employees of Branch Banking
                   and Trust Company and related Trust Agreement
          5        Opinion of Hunton & Williams
          23.1     Consent of Arthur Andersen LLP
          23.2     Consent of KPMG Peat Marwick LLP
          23.3     Consent of KPMG Peat Marwick LLP
          23.4     Consent of Donald G. Jones and Company, P.A.
          23.5     Consent of Ernst & Young LLP
          23.6     Consent of Coopers & Lybrand L.L.P.
          23.7     Consent of Hunton & Williams (included in Exhibit 5)
          24       Powers of Attorney of Directors and Officers of the Company
                   (included on signature pages)


      In reference to Exhibit 5, the Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the
      Securities   Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply
      -----------------
if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on the February 24, 1995.

                              Southern National Corporation
                              Registrant

                              By: /s/ L. Glenn Orr, Jr.
                                 ---------------------------------
                                 L. Glenn Orr, Jr.
                                 Chairman, President
                                 and Chief Executive Officer

      Power of Attorney. Each person whose signature appears below appoints David L. Craven, Sherry A. Kellett, and David M. Carter or any one of them, as attorney-in-fact to execute in their respective names on their behalf individually, and in each capacity stated below, the Registration Statement and one or more amendments (including post-effective amendments) to the Registration Statement as the attorney-in-fact and to file any such Registration Statement and any amendment to the Registration Statement with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Capacity                        Date

/s/ L. Glenn Orr, Jr.     * Chairman, President,
- --------------------------   Chief Executive Officer,
L. Glenn Orr, Jr.            and Director (Principal
                             Executive Officer)

/s/ Gary E. Carlton       * Executive Vice
- --------------------------   President and Director
Gary E. Carlton



/s/ Sherry A. Kellett     * Executive Vice President
- --------------------------  and Controller
Sherry A. Kellett           (Principal Financial and
                            Accounting Officer)

/s/ William F. Black      * Director
- --------------------------
William F. Black

/s/ Luther C. Boliek      * Director
- --------------------------
Luther C. Boliek

/s/ Ronald E. Deal        * Director
- --------------------------
Ronald E. Deal

                          * Director
- --------------------------
William N. Geiger, Jr.

/s/ Paul S. Goldsmith     * Director
- --------------------------
Paul S. Goldsmith

                            Director
- --------------------------
Lloyd Vincent Hackley

/s/ James A. Hardison, Jr.* Director
- --------------------------
James A. Hardison, Jr.

/s/ Donald C. Hiscott     * Director
- --------------------------
Donald C. Hiscott

                          * Director
- --------------------------
Charles A. Hostetler

/s/ Richard Janeway, M.D. * Director
- --------------------------
Richard Janeway, M.D.

                          * Director
- --------------------------
Joseph A. McAleer

/s/ Albert O. McCauley    * Director
- --------------------------
Albert O. McCauley

/s/ Dickson McLean, Jr.   * Director
- --------------------------
Dickson McLean, Jr.

/s/ Charles E. Nichols    * Director
- --------------------------
Charles E. Nichols

/s/ C. Edward Pleasants   * Director
- --------------------------
C. Edward Pleasants

/s/ Nido R. Qubein        * Director
- --------------------------
Nido R. Qubein

/s/ Ted R. Reynolds       * Director
- --------------------------
Ted R. Reynolds

/s/ A. Bruce Williams     * Director
- --------------------------
A. Bruce Williams

/s/ A. Tab Williams, Jr.  * Director
- --------------------------
A. Tab Williams, Jr.

/s/ Edward M. Williams    * Director
- --------------------------
Edward M. Williams

/s/ T. H. Yancey          * Director
- --------------------------
T. H. Yancey

/s/ Robert H. Yeargin     * Director
- --------------------------
Robert H. Yeargin
                                          February 24, 1995

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on February 24, 1995.


                              SAVINGS AND THRIFT PLAN FOR THE
                              EMPLOYEES OF BRANCH BANKING &
                              TRUST COMPANY

                              By: BRANCH BANKING & TRUST COMPANY,
                                  AS TRUSTEE

                              By:/s/ J.D. Adams
                                 -------------------------------------
                                J.D. Adams, Senior Vice President

                                 EXHIBIT INDEX



Exhibit No.        Description
- -----------        -----------
    3.1            Amended and Restated Articles of Incorporation (filed as
                   Exhibit 4(a) to SNC's Registration Statement on Form S-3
                   filed on June 9, 1993 (Registration Statement No. 33-64176)
                   and incorporated herein by reference)
    3.2            Bylaws (filed as Exhibit 3.2 to the Corporation's
                   Registration Statement on Form S-4 filed on June 20, 1989
                   (Registration Statement No. 33-20586) and incorporated herein by reference)
    4.3            Savings and Thrift Plan for the Employees of Branch Banking
                   and Trust Company and related Trust Agreement
    5              Opinion of Hunton & Williams
    23.1           Consent of Arthur Andersen LLP
    23.2           Consent of KPMG Peat Marwick LLP
    23.3           Consent of KPMG Peat Marwick LLP
    23.4           Consent of Donald G. Jones and Company, P.A.
    23.5           Consent of Ernst & Young LLP
    23.6           Consent of Coopers & Lybrand L.L.P
    23.7           Consent of Hunton & Williams (included in Exhibit 5)
    24             Powers of Attorney of Directors and Officers of the Company
                   (included on signature pages)
